Exhibit 99.1

MPS Group Announces First Quarter 2009 Results

JACKSONVILLE, Fla. (April 29, 2009) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the first quarter ended March 31, 2009. First quarter revenue of $429 million and diluted net income per common share of $0.02 were within the range of guidance previously provided by management.

Revenue was lower in the first quarter, both sequentially and year over year, as poor economic conditions continued to have a negative impact on demand for the Company’s services. Specifically, revenue was down 24% versus last year’s first quarter. Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue was down 17% versus the first quarter of 2008. The first quarter results were negatively affected by weak demand for permanent placement services, which represented 3.2% of total revenue in the first quarter of 2009 versus 5.8% of total revenue in the prior year’s first quarter.

Revenue from the North American business units declined 18% in the first quarter versus the prior year’s first quarter. While demand for staffing services was weak across all of the Company’s professional specialties in North America in the first quarter, healthcare staffing was the least affected business unit.

Revenue from the International business units, composed primarily of operations in the United Kingdom and Continental Europe, declined 34% versus the first quarter of 2008. Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue from the International business units declined 13%. The international professional staffing business unit, Badenoch & Clark, saw declines in permanent placement fees; however, this was slightly offset by market share gains within the public sector business in the United Kingdom.

First quarter gross margin of 26.9% was adversely affected by fewer permanent placement fees, pricing pressure from clients, and a greater mix of business from lower-margin public sector clients. However, the gross margin of Modis International increased due to a shift in mix to higher-margin business.

During the first quarter of 2009, the Company generated operating cash flow of $30 million. As of March 31, 2009, the Company had a cash balance of $115 million and borrowings of $7 million from its $250 million credit facility.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax www.mpsgroup.com

MPS Group Announces First Quarter 2009 Results

April 29, 2009

Timothy Payne, MPS Group Chief Executive Officer, stated, “During the first quarter, the Company continued to experience lower demand for both permanent and temporary professionals. Our near-term goals are to deliver the best financial results possible, given current conditions, while continuing to strengthen our company to thrive when business conditions begin to improve. As we enter the second quarter, we are somewhat encouraged that sales activity appears to be improving slightly versus the fourth quarter of last year.”

“The Company continues to take appropriate steps to adjust our cost structure to align with market conditions,” added Robert Crouch, MPS Group Chief Financial Officer. “Within this current environment, we estimate that second quarter revenue and diluted net income per common share will be in the range of $380 million to $420 million and $0.00 to $0.03, respectively. We caution investors that our ability to provide guidance on future results is impaired by uncertain economic conditions.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5519, confirmation 1383435.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. on May 5. To access the telephonic replay, please dial (719) 457-0820 and enter 1383435 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Announces First Quarter 2009 Results

April 29, 2009

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2008 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Announces First Quarter 2009 Results

April 29, 2009

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended March 31,
Operating Highlights:	2009	2008
Revenue:
North American Professional Services	$151,719	$179,678
International Professional Services	99,801	147,820
North American Information Technology Services	127,307	158,871
International Information Technology Services	50,524	81,412

Total revenue	429,351	567,781

Gross profit:
North American Professional Services	42,350	54,753
International Professional Services	23,873	45,504
North American Information Technology Services	39,680	48,518
International Information Technology Services	9,723	13,495

Total gross profit	115,626	162,270

Operating income:
North American Professional Services	7,312	16,680
International Professional Services	1,686	9,276
North American Information Technology Services	3,388	10,825
International Information Technology Services	1,167	2,585

Operating income before unallocated corporate expenses	13,553	39,366
Unallocated corporate expenses	7,452	7,399

Total operating income	6,101	31,967
Other expense, net	(1,107)	(731)

Income before provision for income taxes	4,994	31,236
Provision for income taxes	3,396	12,182

Net income	$1,598	$19,054

Diluted net income per common share	$0.02	$0.20

Diluted common shares outstanding	87,325	93,707

	As of
	March 31, 2009	December 31, 2008
Cash and cash equivalents	$115,398	$90,566
Accounts receivable, net of allowance	256,623	282,093
Other	25,515	24,198

Current assets	397,536	396,857
Long-term assets	387,678	399,035

Total assets	$785,214	$795,892

Current liabilities	$159,370	$173,147
Other	34,431	31,275
Stockholders’ equity	591,413	591,470

Total liabilities and stockholders’ equity	$785,214	$795,892

Working capital	$238,166	$223,710

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MPS Group Announces First Quarter 2009 Results

April 29, 2009

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended March 31,
	2009	2008
EBITDA	$10,896	$37,538
Depreciation and intangibles amortization	4,795	5,571

Operating income	6,101	31,967
Other expense, net	(1,107)	(731)

Income before provision for income taxes	4,994	31,236
Provision for income taxes	3,396	12,182

Net income	$1,598	$19,054

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Total International	Total N. American	Healthcare Business Unit
Revenue growth rate 1Q2008 to 1Q2009, excluding acquisitions and the effects of changes in currency	-16.6%	-12.6%	-19.3%	-3.0%
Revenue growth rate contributed from acquisitions	2.0%	1.6%	2.2%	23.1%
Revenue growth rate contributed from effects of changes in currency	-9.8%	-23.4%	-0.5%	-

GAAP revenue growth rate 1Q2008 to 1Q2009	-24.4%	-34.4%	-17.6%	20.1%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	IT International	Professional International	IT N. American	Professional N. American
Revenue growth rate 1Q2008 to 1Q2009, excluding acquisitions and the effects of changes in currency	-21.0%	-8.0%	-19.6%	-19.0%
Revenue growth rate contributed from acquisitions	4.6%	-	0.7%	3.4%
Revenue growth rate contributed from effects of changes in currency	-21.5%	-24.5%	-1.0%	-

GAAP revenue growth rate 1Q2008 to 1Q2009	-37.9%	-32.5%	-19.9%	-15.6%

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